EXHIBIT 11.2

                        SAVVIS Communications Corporation

   CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES
                             USED IN EPS CALCULATION

                                   (UNAUDITED)
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

                                                                             For the Nine
                                                                             Months Ended
                                                                          September 30, 2000
                                                                          -------------------
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Weighted average shares outstanding:
Common stock:

  Shares outstanding at beginning of period, net of 4,476,792
   shares subject to forfeiture .............................................   72,733,494
  Weighted average shares, net of treasury shares, issued or vested during
   the nine months ended September 30, 2000 (16,528,143 new shares issued) ..   13,583,209
                                                                             --------------

                                                                                86,316,703
                                                                             ==============
Net loss attributable to common shareholders ............................... $(113,119,000)
                                                                             ==============

Basic and diluted loss per share ............................................ $     (1.31)
                                                                             =============
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